EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for First Quarter 2013

* Gross Merchandise Volume of $1.6 Billion, Accelerating to 30% Growth in Local Currencies

* Total Payments Volume of 532.1 Million, Accelerating to 62% Growth in Local Currencies

* Net Revenues Grew to 102.7 Million, a 36% Growth in Local Currencies

* Excluding the Non-Recurring Foreign Exchange Loss in Venezuela, Earnings Per Share During Q1'13 Would Have Been $0.53

BUENOS AIRES, Argentina, May 6, 2013 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the first quarter ended March 31, 2013.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "MercadoLibre was off to a good start in 2013. We saw volume accelerate across both our core marketplace and payments businesses, as we are meeting the growing demands of a quickly expanding base of users. Our ongoing initiatives are evidently raising the bar with respect to the ease, comfort and quality of the experience shoppers can expect as they make the transition to online shopping. We intend to keep driving this dynamic forward as the year advances."

Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended March 31, 2013 of $102.7 million, representing a year-over-year growth of 36.3% in local currencies.

For the three months ended March 31, 2013, gross merchandise volume grew to $1,563.3 million, while total payment volume reached $532.1 million. In local currencies, gross merchandise volume grew 29.5% year-over-year, while payment volume grew 62.4% year-over-year.

Items sold on MercadoLibre during the first quarter 2013 increased 20.5% to 18.1 million, while total payments transactions through MercadoPago increased 37.9% to 6.7 million.

Gross profit for the first quarter of 2013 was $74.1 million. Gross profit margin for the period was 72.1%, down from 74.8% during the first quarter of 2012, driven primarily by growth in the lower margin payment business and investments in customer services and technology.

Total operating expenses during the first quarter 2013 were $45.5 million. Total operating expenses as a percentage of net revenues for the first quarter of 2013 were 44.3%, an improvement of 74 basis points compared to 45.0% for the same quarter one year earlier.

Income from operations for the first quarter 2013 was $28.6 million, representing a year-over-year growth of 26.2% in local currencies. Operating income margin for the period was 27.8%, down from 29.8% during the first quarter of 2012, as operational leverage did not offset gross margin compression during the quarter.

Foreign exchange losses for the first quarter of 2013 were $6.2 million primarily resulting from the devaluation of the Venezuelan Bolivar during the quarter.

As a result, net income before taxes was $25.4 million. The blended tax rate for the quarter was of 30.9%, as compared to 27.0% during the same quarter one year earlier, driven by the non-deductible nature of the foreign exchange losses incurred in Venezuela.

Consequently, Net income for the three months ended March 31, 2013, was $17.5 million. Earnings per share for the first quarter of 2013 were $0.40. Excluding the non-recurring foreign exchange loss from Venezuela's devaluation, Net income would have been $23.4 million, a 31.5% growth over the previous year quarter in local currencies. Earnings per share, excluding the foreign exchange loss, would have been $0.53.

Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets and payment for acquired business net of cash acquired, was $24.0 million for the three months ended March 31, 2013, an increase of 57% over the first quarter of 2012.*

(*) See note on "Non-GAAP Financial Measures"

The following table summarizes certain key performance metrics for the three months ended March 31, 2013 and 2012.

Three months ended March 31, (in MM)	2013	2012	%YoY	%YoY Constant USD
Total confirmed registered users at the end of period	85.7	69.5	23.4%	--
New confirmed registered users during the period	4.2	3.6	16.6%	--
Gross merchandise volume	$ 1,563.3	$ 1,321.7	18.3%	29.5%
Items sold	18.1	15.0	20.5%	--
Total payments volume	$ 532.1	$ 370.1	43.8%	62.4%
Total payments transactions	6.7	4.9	37.9%	--

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates at previous years' exchange rates
Consolidated Net Revenues
	Q1'12	Q2'12	Q3'12	Q4'12	Q1'13
Brazil	29%	36%	25%	19%	28%
Argentina	85%	81%	69%	62%	63%
Mexico	35%	30%	29%	19%	15%
Venezuela	66%	72%	57%	43%	49%
Others	34%	30%	20%	15%	13%
Total	44%	47%	37%	31%	36%

Conference Call and Webcast

The Company will host a conference call and audio webcast on May 6, 2013 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 52887747) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. As of July'12, registration and confirmation take place in the same step of the registration flow.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. As of July'12, registration and confirmation take place in the same step of the registration flow.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all payment completed transactions using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Net income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment, intangible assets and payment for acquired business net of cash acquired.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$ 122,167,381	$ 101,489,002
Short-term investments	75,545,528	93,694,805
Accounts receivable, net	20,438,433	19,837,022
Credit cards receivables, net	40,679,729	35,816,506
Prepaid expenses	3,082,814	2,080,079
Deferred tax assets	11,585,582	11,040,543
Other assets	15,065,592	11,403,218
Total current assets	288,565,059	275,361,175
Non-current assets:
Long-term investments	94,956,562	85,955,584
Property and equipment, net	38,017,200	37,726,222
Goodwill	62,818,466	60,366,063
Intangible assets, net	7,167,610	7,279,865
Deferred tax assets	5,367,752	5,862,247
Other assets	6,328,143	6,118,120
Total non-current assets	214,655,733	203,308,101

Total assets	$ 503,220,792	$ 478,669,276

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 26,744,961	$ 23,976,613
Funds payable to customers	110,349,603	101,472,662
Salaries and social security payable	23,147,748	19,974,463
Taxes payable	16,057,779	19,210,568
Loans payable and other financial liabilities	115,017	84,570
Dividends payable	6,313,869	4,812,396
Total current liabilities	182,728,977	169,531,272
Non-current liabilities:
Salaries and social security payable	4,130,101	3,452,445
Loans payable and other financial liabilities	46,463	59,493
Deferred tax liabilities	8,731,036	8,975,290
Other liabilities	3,575,796	2,837,150
Total non-current liabilities	16,483,396	15,324,378
Total liabilities	$ 199,212,373	$ 184,855,650

Commitments and contingencies (Note 7)
Redeemable noncontrolling interest	$ 4,000,000	$ 4,000,000
Equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,152,933 and 44,150,920 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	$ 44,153	$ 44,151
Additional paid-in capital	120,471,777	120,468,759
Retained earnings	229,466,188	218,083,844
Accumulated other comprehensive loss	(49,973,699)	(48,783,128)
Total Equity	300,008,419	289,813,626

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$ 503,220,792	$ 478,669,276

Consolidated statements of income

	Three Months Ended March 31,
	2013	2012
Net revenues	$ 102,725,747	$ 83,736,006
Cost of net revenues	(28,649,167)	(21,096,297)
Gross profit	74,076,580	62,639,709

Operating expenses:
Product and technology development	(9,382,389)	(7,586,074)
Sales and marketing	(22,337,937)	(17,427,679)
General and administrative	(13,785,070)	(12,695,212)
Total operating expenses	(45,505,396)	(37,708,965)
Income from operations	28,571,184	24,930,744

Other income (expenses):
Interest income and other financial gains	3,394,006	3,088,560
Interest expense and other financial losses	(360,352)	(77,317)
Foreign currency losses	(6,249,714)	(1,032,978)
Other losses, net	(3,733)	(4,252)
Net income before income / asset tax expense	25,351,391	26,904,757

Income / asset tax expense	(7,828,800)	(7,267,719)
Net income	$ 17,522,591	$ 19,637,038

Less: Net Income attributable to Redeemable Noncontrolling Interest	42,338	2,428
Net income attributable to MercadoLibre, Inc. shareholders	$ 17,480,253	$ 19,634,610

	Three Months Ended March 31,
	2013	2012
Basic EPS
Basic net income attributable to MercadoLibre, Inc. Shareholders per common share	$ 0.40	$ 0.45

Weighted average of outstanding common shares	44,151,323	44,142,076

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc. Shareholders per common share	$ 0.40	$ 0.45

Weighted average of outstanding common shares	44,151,357	44,147,796

Consolidated statements of cash flows

	Three Months Ended March 31,
	2013	2012
Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$ 17,480,253	$ 19,634,610
Adjustments to reconcile net income to net cash provided by operating activities:
Net Income attributable to Reedemable Noncontrolling Interest	42,338	2,428
Net Devaluation Loss in Venezuela	6,420,929	--
Depreciation and amortization	2,621,339	1,966,624
Accrued interest	954,560	(816,543)
LTRP accrued compensation	1,710,752	1,849,633
Deferred income taxes	(140,238)	(190,810)
Changes in assets and liabilities:
Accounts receivable	(994,003)	1,803,522
Credit Card Receivables	(5,734,899)	(116,468)
Prepaid expenses	(1,069,904)	(673,723)
Other assets	(4,595,498)	493,886
Accounts payable and accrued expenses	2,243,694	(6,375,961)
Funds payable to customers	8,854,986	(159,063)
Other liabilities	2,297,188	1,568,047
Net cash provided by operating activities	30,091,497	18,986,182
Cash flows from investing activities:
Purchase of investments	(136,522,055)	(86,658,793)
Proceeds from sale and maturity of investments	146,413,859	83,583,664
Payment for acquired businesses, net of cash acquired	(3,224,162)	--
Purchases of intangible assets	--	(31,508)
Purchases of property and equipment	(2,861,295)	(3,696,281)
Net cash provided by (used in) investing activities	3,806,347	(6,802,918)
Cash flows from financing activities:
Dividends paid	(4,812,396)	(3,531,362)
Stock options exercised	3,020	--
Net cash used in financing activities	(4,809,376)	(3,531,362)
Effect of exchange rate changes on cash and cash equivalents	(8,410,089)	(158,641)
Net increase in cash and cash equivalents	20,678,379	8,493,261
Cash and cash equivalents, beginning of the period	101,489,002	67,381,677

Cash and cash equivalents, end of the period	$ 122,167,381	$ 75,874,938

Financial results of reporting segments

	Three Months Ended March 31, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 47,765,683	$ 25,620,747	$ 7,790,301	$ 15,130,551	$ 6,418,465	$ 102,725,747
Direct costs	(30,993,544)	(13,475,710)	(4,116,828)	(6,008,108)	(2,867,981)	(57,462,171)
Direct contribution	16,772,139	12,145,037	3,673,473	9,122,443	3,550,484	45,263,576

Operating expenses and indirect costs of net revenues						(16,692,392)
Income from operations						28,571,184

Other income (expenses):
Interest income and other financial gains						3,394,006
Interest expense and other financial results						(360,352)
Foreign currency loss						(6,249,714)
Other losses, net						(3,733)
Net income before income / asset tax expense						$ 25,351,391

	Three Months Ended March 31, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 42,164,654	$ 18,116,469	$ 6,583,865	$ 11,241,572	$ 5,629,446	$ 83,736,006
Direct costs	(25,743,214)	(8,122,935)	(3,646,637)	(4,847,335)	(2,815,667)	(45,175,788)
Direct contribution	16,421,440	9,993,534	2,937,228	6,394,237	2,813,779	38,560,218

Operating expenses and indirect costs of net revenues						(13,629,474)
Income from operations						24,930,744

Other income (expenses):
Interest income and other financial gains						3,088,560
Interest expense and other financial results						(77,317)
Foreign currency loss						(1,032,978)
Other losses, net						(4,252)
Net income before income / asset tax expense						$ 26,904,757

Non-GAAP Financial Measures

To supplement the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), MercadoLibre uses free cash flows, adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share as non-GAAP measures.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MercadoLibre's results of operations as determined in accordance with GAAP. These non-GAAP financial measures should only be used to evaluate MercadoLibre's results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure can be found in the tables included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of the Company's current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets and of businesses net of cash acquired, that may not be indicative of the Company's core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in the Company's financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets and acquired businesses net of cash acquired. MercadoLibre considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the Company's operations after the purchases of property, and equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

Reconciliation of Operating Cash Flows to Free Cash Flows

	Three Months Ended March 31,
	2013	2012

Net Cash provided by Operating Activities	$ 30.1	$ 19.0

Payment for acquired businesses, net of cash acquired	(3.2)	--

Purchase of intangible assets	--	(0.0)

Purchases of property and equipment	(2.9)	(3.7)

Free cash flows	$ 24.0	$ 15.3

The table above may not total due to rounding.

Moreover, we believe that adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share provide useful information to both management and investors by excluding the foreign exchange loss attributable to the devaluation in Venezuela, because it may not be indicative of our results of operations. In addition, we report adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share to investors because we believe that the inclusion of these measures provides consistency in the Company's financial reporting and because these financial measures provide useful information to management and investors about what our adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share, would have been, had the foreign exchange loss in Venezuela not occurred. A limitation of the utility of adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share, as measures of financial performance, is that they do not represent the total foreign exchange effect in our Income Statement for the period.

Three Months Ended March 31, 2013 (**)

Net income before income / asset tax expense as reported	$ 25.4

Devaluation loss in Venezuela	6.4

Adjusted Net income before income / asset tax expense	$ 31.7

Income and asset tax as reported	(7.8)

Income tax effect on devaluation loss in Venezuela	(0.5)(1)

Adjusted Income and asset tax	$ (8.4)

Net Income as reported	$ 17.5

Devaluation loss in Venezuela	6.4

Income tax effect on devaluation loss in Venezuela	(0.5)(1)

Adjusted Net Income	$ 23.4

Adjusted Blended Tax Rate	26.4%

Weighted average of outstanding common shares	44,151,323

Adjusted Earnings per share	$ 0.53

(**) Stated in millions of U.S. dollars.
(1) Income tax charge related to the Venezuela devaluation under local tax norms.
The table above may not total due to rounding.
CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com